Exhibit 21.1
Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Organization
Acirca, Inc.	Delaware
AMI HLDGS, Inc.	Delaware
AMI Operating, Inc.	Texas
Celestial Seasonings, Inc.	Delaware
Charter Baking Company, Inc.	Delaware
Clark’s UK Limited	United Kingdom
Cully & Sully Limited	Ireland
Daily Bread Ltd.	United Kingdom
Dana Alexander, Inc.	New York
Daniels Chilled Foods Limited	United Kingdom
De Boles Nutritional Foods, Inc.	New York
Ella’s Kitchen (Brands) Limited	United Kingdom
Ella’s Kitchen Group Limited	United Kingdom
Ella’s Kitchen, Inc.	Delaware
Ella’s Kitchen (IP) Limited	United Kingdom
Epicurean Farms, LLC	Delaware
Farmhouse Fare Limited	United Kingdom
Formatio Beratungs- und Beteiligungs GmbH	Austria
H.C. Holding BV	Belgium
HCGI Holdings, LLC	Delaware
HCGI International Holdings, LLC	Delaware
HPPC I, LLC	Delaware
HPPC II, LLC	Delaware
HPPC Transportation, LLC	Delaware
Hain Avalon Holdings LLC	Delaware
Hain BluePrint, Inc.	Delaware
Hain Canada Holdings, LLC	Delaware
Hain Celestial C&S Limited	United Kingdom
Hain-Celestial Canada, ULC	Nova Scotia
Hain Celestial DMCC	Dubai
Hain Celestial Europe B.V.	Netherlands
Hain Celestial India Holdings, LLC	Delaware
Hain Celestial India Private Limited	India
Hain Celestial Ireland Limited	Ireland
Hain Celestial Jersey Limited	Jersey
Hain Celestial UK Limited	United Kingdom
Hain Frozen Foods UK Limited	United Kingdom
Hain Gourmet, Inc.	Delaware

Subsidiary	Jurisdiction of Organization
Hain Holding Cyprus Limited	Cyprus
Hain Marketing, Inc.	Delaware
Hain Pure Food Co., Inc.	California
Hain Refrigerated Foods Inc.	Delaware
Hain-Yves, Inc.	Delaware
Health Valley Company	Delaware
Histon Sweet Spreads Limited	United Kingdom
KTB Foods Inc.	Delaware
Lima Natuurvoedingsbedrijf BV	Belgium
Little Bear Organic Foods, Inc.	California
Mona Naturprodukte GmbH	Austria
Mona Oberwart Produktions GmbH	Austria
Mona Sojaland GmbH	Germany
Natumi GmbH	Germany
Natural Nutrition Group, Inc.	Delaware
New Oxford Foods, LLC	Delaware
nSpired Natural Foods, Inc	Delaware
PC Operating Co., Inc.	Delaware
Plainville Farms, LLC	Delaware
Proven Brands, Inc.	Delaware
Queen Personal Care, Inc.	Delaware
Rudi’s Organic Bakery, Inc.	Delaware
S Daniels Limited	United Kingdom
Sonmundo, Inc.	Oregon
Spectrum Organic Products, LLC	California
TenderCare International, Inc.	Colorado
Terra Chips BV	Netherlands
That’s How We Roll LLC	Delaware
The Hain Daniels Group Limited	United Kingdom
The Yorkshire Provender Ltd.	United Kingdom
Westbrae Natural Foods, Inc.	California
Westbrae Natural, Inc.	Delaware
Zia Cosmetics, Inc.	California